UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010 (June 4, 2010)

BROWN SHOE COMPANY, INC. (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000 (Registrant's telephone number, including area code)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

[Missing Graphic Reference]

Item 3.02    Unregistered Sales of Equity Securities

On June 4, 2010, Brown Shoe Company, Inc. (the “Company”) acquired, through a wholly-owned subsidiary, all of the outstanding shares of common stock of Edelman Shoe, Inc. (“Edelman Shoe”) from the stockholders of Edelman Shoe, which represent the remaining 50% interest of Edelman Shoe previously not owned by the Company, pursuant to a Stock Purchase Agreement dated June 4, 2010 by and among the stockholders of Edelman Shoe, Brown Shoe Investment Company, Inc. and the Company (the “Stock Purchase Agreement”).  The aggregate consideration for the shares of common stock of Edelman Shoe was approximately $39.6 million, consisting of approximately $31.7 million in cash and approximately $7.9 million in shares of the Company’s common stock, par value $0.01 per share (473,081 shares computed based on the average closing price of the Company’s common stock on the New York Stock Exchange for the ten trading day period ending three days prior to the closing date).

The shares of the Company’s common stock were issued in reliance upon an exemption from registration available under Section 4(2) of the Securities Act of 1933, as amended.  The Company relied upon information provided by the stockholders of Edelman Shoe, including representations and warranties in the Stock Purchase Agreement.

Item 7.01    Regulation FD Disclosure

On June 7, 2010, the Company issued a press release (the “Press Release”) announcing, for the four-week period ending May 29, 2010 as compared to the four-week period ending May 30, 2009: i) a 16.9 percent increase in the Company’s consolidated net sales, ii) a 16.0 percent increase in same-store sales at the Company’s Famous Footwear division, iii) a 7.4 percent increase in same-store sales at the Company’s Specialty Retail division and iv) a 28.2 percent increase in net sales of the Company’s Wholesale Operations division. A copy of the Press Release is being filed as exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

Members of the executive management team of Brown Shoe Company, Inc. will present a business overview at the Piper Jaffray 30th Annual Consumer Conference held at the Westin at Times Square in New York City on Wednesday, June 9, at 2:30 p.m. Eastern Time and periodically over the next few weeks. The slide presentation for use in conjunction with these presentations is furnished as exhibit 99.2 hereto and is also available on the Company’s website via the following link: www.brownshoe.com/investor, although the Company.

The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibit

Exhibit Number	Description of Exhibits
99.1	Press Release dated June 7, 2010
99.2	Investor Presentation – June 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: June 7, 2010	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated June 7, 2010
99.2	Investor Presentation – June 2010